Exhibit 99.1

WC-Indiana Properties Group Combined Statements of Revenues and Certain Expenses for the Two Month Period ended December 31, 2022 and the Six Month Period ended June 30, 2023

Report of Independent Auditor

To WC Indiana Properties Group:

We have audited the combined statements of revenues and certain expenses (the “Statements”) of the WC-Indiana Properties Group for the two month period ended December 31, 2022 and the six month period ended June 30, 2023, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the combined statement of revenues and certain expenses of WC-Indiana Properties Group for the two month period ended December 31, 2022 and the six month period ended June 30, 2023, and the related notes to the combined financial statements in accordance with the basis of accounting described in Note 2.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the WC-Indiana Properties Group and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter — Basis of Accounting

As discussed in notes to the combined financial statements, the accompanying combined financial statements were prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Strawberry Fields REIT, Inc., as described in note 2 and are not intended to be a complete presentation of the WC-Indiana Properties Group’s combined revenue and expenses.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with the basis of accounting described in Note 1, and for determining that the basis of accounting is an acceptable basis for the preparation of the combined financial statements in the circumstances. Management is also responsible for the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of certain internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●	Obtain an understanding of internal controls relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the WC-Indiana Properties Group’s internal controls. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the WC-Indiana Properties Group’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

August 14, 2023

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WC-INDIANA PROPERTIES GROUP

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

TWO MONTH PERIOD ENDED DECEMBER 31, 2022 AND SIX MONTH PERIOD ENDED JUNE 30, 2023

(Dollars in Thousands)

	Two Months Ended December 31 2022	Six Months Ended June 30 2023
Revenues:
Rental revenue	$2,189	6,725

Certain expense:
Property taxes	78	391

REVENUES IN EXCESS OF CERTAIN EXPENSES	$2,111	6,334

See accompanying notes to combined statement of revenue and certain expenses.

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WC-INDIANA PROPERTIES GROUP

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

TWO MONTH PERIOD ENDED DECEMBER 31, 2022 AND SIX MONTH

PERIOD ENDED JUNE 30, 2023

NOTE 1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

WC-Indiana Properties Group (the “Properties Group”), which is not a legal entity, but rather a combination of certain real estate entities and operations as described below, is engaged in the business of owning and leasing certain healthcare facilities located in the State of Indiana. The accompanying combined statements of revenue and certain expenses (the “Statements”) relate to the operations of the Properties Group, consisting of leasing 19 skilled nursing facilities with 1,659 licensed beds and 5 assisted living facilities with 193 beds, of which 29 beds are licensed (the “Facilities”). The Facilities are owned by WC-Castleton LLC, WC-Chesterfield LLC, WC-Columbia City LLC, WC-Dunkirk LLC, WC-Fort Wayne LLC, WC-Hartford City LLC, WC-Hobart LLC, WC-Huntington LLC, WC-Lagrange LLC, WC-Middletown LLC, WC-Peru LLC, WC-Rockport LLC, WC-Rushville LLC, WC-Sullivan LLC, WC-Syracuse LLC, WC-Tipton LLC, WC-Wabash LLC and WC-Wakarusa LLC (collectively, the “Sellers”), all of which are affiliates of the WC-Indiana, LLC.

On June 8, 2023, the Sellers and Strawberry Fields REIT Inc. (the “Purchaser”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to with the Purchaser agreed to purchase the Facilities. The Purchaser is not an affiliate of the Sellers. The Purchaser will assign the right to acquire the Facilities to newly organized indirect subsidiaries of the Strawberry Fields Realty, LP, the Purchaser’s operating partnership. The purchase price for the Facilities is $102.0 million, payable at the closing. Under the Purchase Agreement, the Purchaser will also make a loan of approximately $6.5 million to the Properties, which will be scheduled to be repaid within 60 days of the closing. The Purchaser anticipates closing the acquisition in August 2023; however, there are no assurance that the closing will occur within this timeframe, or at all. The potential acquisition of these Facilities is subject to substantial conditions to closing.

The accompanying combined statements of revenues and certain expenses (the “Statements”) relate to the operations of the Properties.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined statements of revenue and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual results of operations for the periods presented as revenues and certain expenses, which may not be directly attributable to the revenue and expenses to be incurred in the future operations of the Properties Group, have been excluded. Such excluded items include depreciation and amortization, interest expense, related party fees, management fees, non-recurring professional fees, and other miscellaneous revenue and expenses not directly related to the proposed future operations of the Properties Group.

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Revenue Recognition

Rental income from the Facilities is derived from the leasing of healthcare facilities to tenants/operators under a master lease. The lease is for a fixed term and provides for annual rentals and expense reimbursements to be paid in monthly installments. Rental revenues relating to the lease, which contains specified rental increases over the life of the lease are recognized on the straight-line basis. Recognizing income on a straight-line basis requires the Properties Group to calculate the total non-contingent rent containing specified rental increases over the life of the lease and to recognize the revenue evenly over that life. This method results in rental income in the early years of a lease being higher than actual cash received. At some point during the lease, depending on its terms, the cash rent payments eventually exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. The Properties Group assesses the collectability of straight-line rent in accordance with the applicable accounting standards and reserve policy. If the lessees becomes delinquent in rent owed under the terms of the lease, the Properties Group may provide a reserve against the recognized straight-line rent receivable asset for a portion, up to its full value, that the Properties Group estimates may not be recoverable

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Use of Estimates

The preparation of the Statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that could affect the amounts of reported revenues and certain operating expenses. Actual results could differ from those estimates.

Commitments and Contingencies

The Properties Group may be subject to legal claims and disputes in the ordinary course of business. Management believes any settlement of any existing potential claims and dispute would not have a material impact on the Properties Group’s revenues and certain expenses.

NOTE 3.	MINIMUM FUTURE LEASE RENTALS

The Facilities are leased under a master lease agreement with a group of tenants. As of June 30, 2023, the minimum future cash rents receivable under this non-cancelable operating lease in each of the next five years and thereafter are as follows (dollars in thousands):

Years Ending:
2023 (six-month period)	$4,750
2024	9,854
2025	12,065
2026	14,324
2027	14,611
Thereafter	27,528
Total	$83,132

NOTE 4.	TENANT CONCENTRATIONS

For the two month period ended December 31, 2022 and the six month period ended June 30, 2023, the properties were leased under a master lease to a group of related tenants. No single tenant accounted for a significant amount of rental revenue.

NOTE 5.	SUBSEQUENT EVENTS

Management has evaluated the events and transactions that have occurred through August 14, 2023, the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements.

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